                                                                      Exhibit 24


                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Albert P. L. Stroucken and Richard
C. Baker, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of 100,000 shares of Common Stock of H.B. Fuller Company pursuant to the H.B. Fuller Company Key Employee Deferred Compensation Plan (the "Plan") and an aggregate of $15,000,000 of deferred compensation obligations to be offered under the Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney has been signed on the 14th day of October, 1999, by the following persons:


Signature                                         Title



/s/ Albert P. L. Stroucken      President and Chief Executive Officer
------------------------------      and Director (principal executive officer)
Albert P. L. Stroucken


/s/ Raymond A. Tucker           Chief Financial Officer
------------------------------      and Treasurer (principal financial officer)
Raymond A. Tucker


/s/ David J. Maki               Vice President and Controller
------------------------------      (principal accounting officer)
David J. Maki


/s/ Anthony L. Andersen         Chair, Board of Directors and Director
------------------------------
Anthony L. Andersen


/s/ Norbert R. Berg             Director
------------------------------
Norbert R. Berg


/s/ Edward L. Bronstien, Jr.    Director
------------------------------
Edward L. Bronstien, Jr.


/s/ Robert J. Carlson           Director
------------------------------
Robert J. Carlson


/s/ Freeman A. Ford             Director
------------------------------
Freeman A. Ford

/s/ Gail D. Fosler              Director
------------------------------
Gail D. Fosler


/s/ Reatha Clark King           Director
------------------------------
Reatha Clark King


/s/ Walter Kissling             Director
------------------------------
Walter Kissling


/s/ John J. Mauriel, Jr.        Director
------------------------------
John J. Mauriel, Jr.


/s/ Lee R. Mitau                Director
------------------------------
Lee R. Mitau


/s/ Rolf Schubert               Director
------------------------------
Rolf Schubert


/s/ Lorne C. Webster            Director
------------------------------
Lorne C. Webster




--------
1 Estimated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices for Common Stock on the Nasdaq National Market on October 19, 1999.

2 The Deferred Compensation Obligations are unsecured obligations of H.B. Fuller Company to pay deferred compensation in the future in accordance with the terms of the H.B. Fuller Key Employee Deferred Compensation Plan.

3 Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.